Exhibit 99.2
ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

INDEX

Page
Independent Auditors’ Report	1

Consolidated Balance Sheets as of December 31, 2008 and 2007	2

Consolidated Statements of Income for the years ended December 31, 2008 and 2007	3

Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2008 and 2007	4

Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007	5-6

Notes to Consolidated Financial Statements	7-20

To the Board of Directors and Stockholders of
Advisory Research Holdings, Inc.
     and Subsidiaries
Independent Auditor’s Report
     We have audited the accompanying consolidated balance sheets of Advisory Research Holdings, Inc. (A Delaware Corporation) and Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advisory Research Holdings, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Chicago, Illinois
April 24, 2009

500 North Michigan Avenue - Suite 1700 Chicago, Illinois 60611 (312) 642-0006 Fax (312) 642-0535

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
ASSETS

		2007
	2008	(Restated)
CURRENT ASSETS:
Cash and cash equivalents	$11,097,054	$8,551,863
Investment management and advisory fees receivable, net of allowance for doubtful accounts of $30,000 at December 31, 2008	8,848,254	11,514,572
Investments in partnerships	—	1,385,037
Interest receivable on notes due from stockholders	134,385	167,547
Prepaid expenses	262,662	351,989
Deferred income taxes	70,000	—

Total Current Assets	$20,412,355	$21,971,008

PROPERTY AND EQUIPMENT, NET	$830,518	$995,751

OTHER ASSETS:
Investments in partnerships	$162,500	$162,500
Other assets	686,612	1,482,291

Total Other Assets	$849,112	$1,644,791

TOTAL ASSETS	$22,091,985	$24,611,550

(The accompanying notes to financial statements are an integral part of these statements.)

LIABILITIES AND STOCKHOLDERS’ DEFICIT

		2007
	2008	(Restated)
CURRENT LIABILITIES:
Revolving note payable	$11,500,000	$—
Current maturities of long-term obligations	2,910,143	9,465,143
Accounts payable and accrued expenses	5,797,078	3,453,159
Accrued income taxes	409,551	332,019
Deferred income taxes	—	33,000

Total Current Liabilities	$20,616,772	$13,283,321

LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES	$61,915,007	$67,281,465

STOCKHOLDERS’ DEFICIT:
Common stock	$715	$709
Paid in capital	15,964,250	14,264,256
Treasury stock	(103,280,155)	(89,980,429)
Retained earnings	33,095,425	24,617,166

	(54,219,765)	(51,098,298)
Less: Notes receivable from stockholders	(6,220,029)	(4,854,938)

Total Stockholders’ Deficit	$(60,439,794)	$(55,953,236)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$22,091,985	$24,611,550

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
REVENUES:
Investment management fee income	$48,914,497	$54,082,883
Incentive allocation from partnership	4,891,017	2,715,756

Total Revenues	$53,805,514	$56,798,639

EXPENSES:
Compensation and employee benefits	$22,587,053	$24,287,962
Office rent and occupancy costs	578,316	485,782
Operating expenses	3,675,614	3,908,998

Total Expenses	$26,840,983	$28,682,742

INCOME FROM OPERATIONS	$26,964,531	$28,115,897

OTHER INCOME (EXPENSE):
Equity in income (loss) of unconsolidated partnership investments	$(64,924)	$15,205
Interest and dividend income	275,933	721,730
Cancellation of accrued lease obligation	—	154,420
Interest expense	(5,519,595)	(10,242,900)
Amortization expense	(795,677)	(384,909)

Net Other Expense	$(6,104,263)	$(9,736,454)

INCOME BEFORE INCOME TAXES	$20,860,268	$18,379,443

INCOME TAXES (BENEFITS):
Current	$417,554	$332,882
Deferred	(103,000)	(49,500)

Total Income Taxes	$314,554	$283,382

NET INCOME	$20,545,714	$18,096,061

(The accompanying notes to consolidated financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2008 AND 2007

					Less: Notes
	Common	Paid in	Treasury	Retained	receivable from
	Stock	Capital	Stock	Earnings	stockholders	Total
Beginning balance as of January 1, 2007	$686	$9,029,244	$(89,500,000)	$14,753,583	$—	$(65,716,487)

Issuance of 2,336 shares of common stock	23	7,601,918	—	—	(7,221,844)	380,097

Purchase of 300 shares of treasury stock	—	—	(480,429)	—	—	(480,429)

Net income for the year ended December 31, 2007	—	—	—	18,096,061	—	18,096,061

Distributions to stockholders	—	—	—	(8,232,478)	—	(8,232,478)

Ending balance as of December 31, 2007 as previously reported	$709	$16,631,162	$(89,980,429)	$24,617,166	$(7,221,844)	$(55,953,236)

Prior period adjustment - correction to original purchase price of restricted stock issued in 2007	—	(2,366,906)	—	—	2,366,906	—

Ending balance as of December 31, 2007 as restated	$709	$14,264,256	$(89,980,429)	$24,617,166	$(4,854,938)	$(55,953,236)

Issuance of 554 shares of common stock	6	1,699,994	—	—	(1,615,000)	85,000

Proceeds received on notes receivable from stockholders	—	—	—	—	249,909	249,909

Purchase of 3,582 shares of treasury stock	—	—	(13,299,726)	—	—	(13,299,726)

Net income for the year ended December 31, 2008	—	—	—	20,545,714	—	20,545,714

Distributions to stockholders	—	—	—	(12,067,455)	—	(12,067,455)

Ending balance as of December 31, 2008	$715	$15,964,250	$(103,280,155)	$33,095,425	$(6,220,029)	$(60,439,794)

(The accompanying notes to consolidated financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,545,714	$18,096,061
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization expense	1,018,645	582,712
Amortization of debt discount	175,800	175,800
Increase in allowance for doubtful accounts	30,000	—
Accrued contingent interest	312,885	5,282,823
Deferred income taxes	(103,000)	(49,500)
Cancellation of accrued lease obligation	—	(154,420)
Incentive allocation from partnership	(4,891,017)	(2,715,756)
Equity in (income) loss of unconsolidated partnership investments	64,924	(15,205)
Changes in operating assets and liabilities -
(Increase) decrease in:
Investment management and advisory fees receivable	2,636,318	(1,744,562)
Interest receivable on notes due from stockholders	33,162	(167,547)
Prepaid expenses	89,263	(66,382)
Increase (decrease) in:
Accounts payable and accrued expenses	2,332,445	(422,920)
Accrued income taxes	77,532	151,788

Net Cash Provided by Operating Activities	$22,322,671	$18,952,892

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from investments in partnerships	$6,230,145	$7,993,383
Cash paid for investments in partnerships	—	(44,500)
Purchases of property and equipment	(65,210)	(306,997)

Net Cash Provided by Investing Activities	$6,164,935	$7,641,886

(The accompanying notes to consolidated financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	$85,000	$380,097
Payments for the purchase of treasury stock	(13,299,726)	—
Proceeds received from long term obligations	5,000,000	—
Proceeds received from revolving note payable	11,500,000	—
Proceeds received on notes receivable from stockholders	249,909	—
Payments of long-term obligations	(17,410,143)	(14,135,395)
Distributions to stockholders	(12,067,455)	(8,232,477)

Net Cash Used in Financing Activities	$(25,942,415)	$(21,987,775)

NET INCREASE IN CASH AND CASH EQUIVALENTS	$2,545,191	$4,607,003
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,551,863	3,944,860

CASH AND CASH EQUIVALENTS, END OF YEAR	$11,097,054	$8,551,863

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:	2008	2007
Interest	$3,570,718	$5,348,847
Income taxes	340,000	183,200
Supplemental Disclosure of Noncash Investing and Financing Activities
During the year ended December 31, 2008 and 2007, the Company issued restricted common stock to certain employees and stockholders of the Company in exchange for promissory notes receivable resulting in increases in paid in capital and notes receivable from stockholders amounting to $1,615,000 and $4,854,938, respectively.
As of December 31, 2007 accounts payable includes $7,477 of equipment purchases resulting in increases in property and equipment and accounts payable of $7,477.
During the year ended December 31, 2007, the Company issued a promissory note for the repurchase of company stock from a former stockholder resulting in increases in long-term obligations and treasury stock amounting to $480,429.
(The accompanying notes to consolidated financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NATURE OF OPERATIONS:
Advisory Research Holdings, Inc. (the Company) was incorporated in the state of Delaware on September 27, 2005 and simultaneously formed Advisory Research Subsidiary Holdings, LLC (Holdings LLC), a Delaware limited liability company and became its sole member. On November 2, 2005 the Company, through Holdings LLC, acquired 100% of the outstanding common stock of Advisory Research, Inc.
Advisory Research, Inc. (ARI) is a registered investment advisor incorporated in the state of Delaware on June 5, 1975. ARI derives its revenue from providing investment management and advisory services to charitable foundations, endowments, private clients, and retirement plans throughout the United States. Revenue is largely dependent on the total value and composition of assets under management, which include equity and debt securities. Accordingly, fluctuations in the financial markets and in the composition of assets under management impact revenue and operating results. ARI has approximately $4.5 and $6.5 billion of assets under management as of December 31, 2008 and 2007, respectively. The Company is located in Chicago, Illinois.
MINORITY RECAPITALIZATION AND RESTRUCTURING:
On September 30, 2005 the Company and ARI entered into an agreement with TA Associates, Inc. (TA), a Boston based private equity firm, and certain of its private equity funds to sponsor a minority recapitalization of ARl. As part of the recapitalization, the stockholders of ARI received 100% of the newly issued common stock of the Company in exchange for 100% of their common stock in ARI in a tax-free reorganization. The recapitalization transaction closed on November 2, 2005 with the Company issuing subordinated debentures and warrants in the aggregate principal amount of $54,500,000. On the same day Holdings LLC borrowed $37,000,000 in senior bank debt. Using the net proceeds from this transaction the Company redeemed a portion of its common stock for a total consideration of $89,500,000.
SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation—
The consolidated financial statements include the accounts of Advisory Research Holdings, Inc. (the Company), and its 100% owned interest in Advisory Research Subsidiary Holdings, LLC and its wholly owned subsidiary, Advisory Research, Inc. All intercompany transactions have been eliminated upon consolidation.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Revenue Recognition from Investment Management and Advisory Fees Receivable and Incentive Allocations from Partnerships -
ARI enters into written investment management agreements with all its clients. Investment management fees are recognized as services are provided. The clients are charged a fee based upon a percentage of assets under management. This fee is generally based upon the value of the client portfolio at the end of each calendar quarter, and is billed to the client the month following the end of the calendar quarter. In some instances, the Company will earn an additional performance related fee based on specific performance as defined within the investment management agreement. ARI also has interests in various limited partnerships where it acts as general partner and performs advisory and management services for the partnerships. ARI earns monthly management fees from these partnerships at annual rates ranging from under 1% to 1.5% of partnership assets under management. Investment management fees earned by ARI from services provided to the various partnerships amounted to $13,284,497 and $14,703,544 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, the amount of income earned and included in investment management and advisory fees receivable, billed in the subsequent period, amounted to $7,196,661 and $9,582,130 of quarterly billings due from clients and $765,707 and $1,269,534 of monthly billings due from investment partnerships, respectively.
Additionally, ARI earned an incentive capital allocation (defined as a percentage of net new profits in a calendar year) from certain of its investment partnerships; the Advisory Research Microcap Value Fund, L.P. (in 2007), and the Advisory Research Energy Fund, L.P. (in 2008 and 2007). The incentive capital allocation earned amounted to $4,891,017 and $2,715,756 for the years ended December 31,2008 and 2007, respectively.
ARI is exposed to limited credit risk with respect to investment management and advisory fees receivable. The Company monitors its customer receivables and evaluates the collectibility of these receivables based on a combination of factors, including aging and historical trends. Although the Company believes that all investment management and advisory fees receivable will be collected, an allowance for doubtful accounts amounting to $30,000 has been established as of December 31, 2008.
Cash and Cash Equivalents -
The Company considers demand deposits and investments that have original maturities of three months or less, when purchased, to be cash equivalents. The Company has concentrated its credit risk for cash equivalents in one major financial institution. At December 31, 2008, the Company’s cash and cash and cash equivalents were maintained in a checking account amounting to $5,635,726, which is fully covered by federal deposit insurance, a United States treasury money fund amounting to $3,775,634, which invests in securities backed by the full faith and credit of the U.S. government, and a municipal money market reserve account amounting to $2,677,880, which invests in municipal and private activity bonds, which is not covered by federal deposit insurance.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
SIGNIFICANT ACCOUNTING POLICIES: (Continued)
At December 31, 2007 the Company’s cash and cash equivalents were maintained in a checking account and a portfolio of Eurodollar and repurchase securities amounting to $8,726,675. These securities are carried at cost, which approximates market value. The maximum loss that would have resulted from that risk, representing the excess of the deposit liabilities reported by the financial institution over the amount that would have been covered by federal insurance amounted to $8,875,893 at December 31, 2007.
Investments in Partnerships and Fair Value Measurements—
ARl has interests in various limited partnerships where the Company acts as general partner. These investments are accounted for using the equity method of accounting. The Company’s investment in these partnerships, which was initially carried at cost, is adjusted annually for the Company’s proportionate share of the partnerships net income or loss, which includes realized and unrealized gains and losses.
Effective January 1, 2008 the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). Under SFAS 157, fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are those that reflect the Company’s assumptions about what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company’s investments in these limited partnerships are based on valuations made by the limited partnerships. These valuations are based on quoted prices in active markets for identical assets or liabilities that the partnerships have the ability to access. Valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
ARl intends to withdraw its equity in these limited partnerships that is in excess of the minimum investment required under the terms of the respective partnership agreements and has classified such amount as a current asset within the accompanying consolidated balance sheets.
Property and Equipment —
Property and equipment are stated at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred.
When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Income Taxes —
The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. ARI had previously elected to be an S Corporation and is part of the Company’s consolidated income tax return along with Holdings LLC. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Certain specific deductions and credits flow through the Company to its stockholders. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements; however the Company is required to pay an Illinois state replacement tax.
In accordance with Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach, deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.
As of December 31, 2008 and 2007 the Company has recorded a deferred income tax asset (liability) amounting to $70,000 and ($33,000) resulting primarily from the use of the cash-basis method of accounting for income tax purposes and unrealized gains recognized from partnership investments.
Soft Dollar Arrangements —
ARI is responsible for paying all operating costs. However, certain research and research-related costs of the company’s operations are paid directly by broker-dealers used by ARI to execute and clear trades (“soft dollar arrangements”). During the years ended December 31, 2008 and 2007, research and research-related expenses aggregating approximately $1,588,000 and $958,000 were paid directly by these broker-dealers on behalf of ARI, which have not been reflected as expenses in the consolidated statements of income for the years ended December 31, 2008 and 2007, respectively.
Use of Estimates —
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
PROPERTY AND EQUIPMENT:
The following is a summary of property and equipment at December 31:

	2008	2007
Furniture and equipment	$1,105,454	$1,047,721
Leasehold improvements	798,114	798,114
Other	116,134	116,134

Total property and equipment	$2,019,702	$1,961,969
Less — accumulated depreciation	1,189,184	966,218

Net property and equipment	$830,518	$995,751

Depreciation and amortization is computed using the straight-line and accelerated methods over the following estimated useful lives:

Years
Furniture and equipment	5 to 7
Transportation equipment	5 to 7
Leasehold improvements (term of lease)	7 to 10
Depreciation expense amounted to $222,966 and $197,803 for the years ended December 31, 2008 and 2007, respectively.
OTHER ASSETS:
Other assets consist of the following at December 31:

	2008	2007
Deferred legal fees	$1,125,716	$1,245,990
Deferred financing fees	—	1,000,000
Other	70,000	70,000

	$1,195,716	$2,315,990
Less — accumulated amortization	509,104	833,699

	$686,612	$1,482,291

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
OTHER ASSETS: (Continued)
The deferred legal and financing fees were incurred in connection with the minority recapitalization agreement as well as the related term debt. These costs have been capitalized and are being amortized using the straight line method over the term of the related agreement, 5 and 7 years respectively. During the year ended December 31, 2008 the Company refinanced its senior bank term debt and wrote-off the unamortized deferred legal and financing fees related to this debt amounting to $634,822, which has been classified as amortization expense within the consolidated statements of income for the year ended December 31,2008. Amortization expense amounted to $795,679 and $384,909 for the years ended December 31, 2008 and 2007, respectively.
Annual amortization for each of the next four years and in the aggregate are as follows:

Year Ending December 31:
2009	$160,855
2010	160,855
2011	160,855
2012	134,049

Total	$616,614

TRANSACTIONS WITH RELATED PARTIES:
ARI had a consulting fee agreement with Madison Advisory Group, Inc., an entity that is controlled by a former minority stockholder of ARl, which terminated on December 31, 2007. The shares owned by this stockholder were reacquired by ARl in August 2005. Under the terms of the agreement ARI was required to pay a quarterly fee to Madison Advisory Group, Inc. based upon a prescribed formula. The amount of fees incurred by ARl as a result of the agreement amounted to $91,104 for the year ended December 31,2007.
CREDIT ARRANGEMENTS:
Revolving Commitments —
During 2008 the Company refinanced its senior bank term debt and revolving credit loan with a new bank term note and revolving note under a loan and security agreement dated August 29, 2008. The agreement provides for a new bank term note amounting to $5,000,000 and a new revolving note which provides for revolving credit loans in an amount up to $14,000,000. At the option of the Company, borrowings under the revolving note bear interest, payable quarterly, at either the prime rate or at various LIBOR rates plus 1.75%. At December 31, 2008 the Company had elected to use the LIBOR rate plus 1.75% option. These rates ranged from 3.52% to 3.75%. The Company had borrowed $11,500,000 of amounts outstanding under this commitment as of December 31,2008. There were no amounts outstanding under the Company’s previous revolving credit agreement at December 31, 2007. The credit agreement expires on July 31, 2012.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
LONG-TERM OBLIGATIONS:

	2008	2007
Long-term obligations at December 31 consist of the following:

Bank term note in the original amount of $5,000,000 payable in quarterly installments of $1,125,000 beginning December 2008, plus interest at the prime rate or the LIBOR rate plus 1.75%, with final payment due September 2009.	$2,750,000	$—
Senior bank term debt in the original amount of $37,000,000 payable in varying quarterly installments beginning in March 2006, plus interest at the LIBOR rate plus 3.5%, with final payment due in November 2010. This debt was repaid in August 2008.	—	15,000,000
Unsecured promissory note payable to former stockholder in the original amount of $480,429 payable in three annual installments beginning in May 2007, plus interest at the LIBOR rate plus 1%.	160,143	320,286
Senior subordinated notes in the original amount of $5,000,000 net of original issue discount amounting to $22,000. The notes mature in October 2012 and bear interest, payable quarterly, at 10% plus contingent interest as defined within the agreement. The unamortized discount amounted to $12,480 and $15,480 at December 31, 2008 and 2007, respectively.	4,987,520	4,984,520
Junior subordinated debentures in the original amount of $49,500,000 net of original issue discount amounting to $1,209,800 . The debentures mature in October 2015 and bear interest, payable annually, at the greater of 4.40% or contingent interest as defined within the agreement. The unamortized discount amounted to $662,620 and $835,420 at December 31, 2008 and 2007, respectively.	48,837,380	48,664,580
Accrued contingent interest on junior subordinated debentures	8,090,107	7,777,222

Total	$64,825,150	$76,746,608
Less — current maturities	2,910,143	9,465,143

Total Long-Term Obligations	$61,915,007	$67,281,465

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
LONG-TERM OBLIGATIONS: (Continued)
Bank Term Note-
The bank term note also bears interest at either the prime rate or at various LIBOR rates plus 1.75% as selected by the Company. At December 31, 2008 the Company had elected to use the LIBOR rate plus 1.75% option. These rates ranged from 3.63% to 3.94%. This bank term note and the revolving commitments are subject to a loan and security agreement that provides for, among other things, the maintenance of certain financial and operational covenants including a minimum EBITDA margin, interest coverage ratios, assets under management ratios and debt ratios. The agreement also limits the amount of investments that can be made by the Company as well as distributions to stockholders. The bank term note and revolving commitments are secured by substantially all assets of the Company.
Senior Bank Term Debt -
The senior bank term debt and the related revolving commitments were subject to a credit agreement that terminated in August, 2008 upon the repayment of all outstanding obligations.
Senior Subordinated Note Purchase Agreement-
The senior subordinated notes were issued pursuant to a Senior Subordinated Note Purchase Agreement in the original principal amount of $5,000,000 due on October 31, 2012. In connection with the issuance of the notes, the Company issued 470 stock warrants pursuant to a Warrant Purchase Agreement. The fair value of the warrants amounted to $22,000 which has been accounted for as additional paid in capital and a discount on the original issuance of the notes which is being amortized over the term of the notes.
In addition to fixed interest equal to 10%, the notes bear additional contingent interest payable annually on April 15, with respect to the preceding calendar year (or portion thereof). The contingent interest calculation is based on a percentage of the Company’s gross revenues minus interest expense and principal payments on senior bank term debt as well as the senior subordinated notes as further defined within the agreement. During 2008, the agreement was amended to replace the senior bank term debt with the new bank term note and revolving note. Contingent interest expense related to the senior subordinated notes amounted to $79,165 and $50,191 for the years ended December 31, 2008 and 2007, respectively.
Under the terms of the agreement, the Company may make prepayments of principal on the notes, subject to an additional fee if prepaid within 36 months of issuance.
The agreement also contains certain covenants, which, among other things, requires the maintenance of certain financial ratios. In addition, the agreement limits the amount of annual bonuses and distributions payable to stockholders as further defined within the agreement.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
LONG-TERM OBLIGATIONS: (Continued)
Senior Subordinated Note Purchase Agreement — (Continued)
The senior subordinated notes are subordinated to the bank term note and the revolving commitments pursuant to a Subordinated Note Intercreditor and Subordination Agreement.
Junior Subordinated Debenture Purchase Agreement—
The junior subordinated debentures were issued pursuant to a Junior Subordinated Debenture Purchase and Stock Redemption Agreement in the original principal amount of $49,500,000 due on October 31, 2015. In connection with the issuance of the debentures, the Company issued 25,614 stock warrants pursuant to a Warrant Purchase Agreement. The fair value of the warrants amounted to $1,209,800 which has been accounted for as additional paid in capital and a discount on the original issuance of the debentures which is being amortized over the term of the notes.
Under the terms of the agreement the debentures bear interest in each calendar year (or portion thereof) at the greater of fixed interest equal to 4.40% or contingent interest. The interest is payable annually on April 15, with respect to the preceding calendar year. The contingent interest calculation is based on a percentage of the Company’s gross revenues minus interest expense and principal payments on senior bank term debt and senior subordinated debt as further defined within the agreement. During 2008 the agreement was amended to replace the senior bank term debt with the new bank term note and revolving note. For the year ended December 31, 2008 and 2007, contingent interest due and payable on the junior subordinated debentures in excess of the fixed interest amounted to $1,455,676 and $35,935, respectively. Based on management’s current projections of future annual gross revenues throughout the expected term of this agreement, it is estimated that the effective annual interest rate on the junior subordinated debentures will be 10.51%. Consequently, based on the current estimated effective interest rate of 10.51%, the Company has accrued $8,090,107 of additional interest in excess of the fixed interest amount as of December 31, 2008. Based on management’s prior year projections it had been estimated that the effective annual interest rate would be 11.68%. Based on this interest rate the Company had previously accrued $7,777,222 of additional contingent interest as of December 31, 2007. The difference between the current amount of accrued contingent interest of $8,090,107 and the previous amount of $7,777,222, or $312,885 resulted in an increase to interest expense within the consolidated statements of income for the year ended December 31, 2008. The difference between the amount of accrued contingent interest as of December 31,2007 of $7,777,222 and the previous amount as of December 31, 2006 of $2,494,399 or $5,282,823 resulted in an increase to interest expense within the consolidated statements of income for the year ended December 31, 2007. Based on the fact that the ultimate amount to be paid as additional interest is subject to estimation, the accrual of the additional interest will be reviewed and adjusted, if necessary, on an annual basis. In addition, under the terms of the subordinated debenture agreement, it is possible that the additional interest will not be paid in the future based on the occurrence of certain future events including the possibility of the early redemption of the debentures.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
LONG-TERM OBLIGATIONS: (Continued)
Junior Subordinated Debenture Purchase Agreement — (Continued)
Under the terms of the agreement, the holders may cause the Company to redeem the debentures at any time after the seventh anniversary of the issue date, or earlier upon consummation of a liquidity event as further defined within the agreement. The Company may redeem the debentures not earlier than the initial date the warrants can be exercised, in November 2010.
The agreement also contains certain covenants, which, among other things, requires the maintenance of certain financial ratios. In addition, the agreement limits the amount of annual bonuses and distributions payable to stockholders as further defined within the agreement.
The junior subordinated debentures are subordinated to the bank term note and the revolving commitments as well as the senior subordinated notes pursuant to a Subordinated Note Intercreditor and Subordination Agreement.
Other Obligations —
At December 31, 2006, long-term obligations included the present value of future minimum rental payments, net of expected future sublease income discounted at 6%, resulting from office facilities under lease in California that ARI had previously abandoned. This obligation amounted to $179,672 at December 31,2006. During 2007, ARI made payments under the lease liability amounting to $25,252. On August 1,2007 ARI entered into a Lease Termination Agreement with the landlord, which allowed ARI to terminate the lease effective immediately with no penalty or fees. As a result, the outstanding balance of the long-term obligation amounting to $154,420 was written off during the year ended December 31, 2007.
Following are maturities of long-term obligations, exclusive of the accrued contingent interest, for each of the next five years and in the aggregate as of December 31, 2008:

Year Ending December 31:
2009	$2,910,143
2010	—
2011	—
2012	5,000,000
2013	—
Thereafter	49,500,000

Total	$57,410,143

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
FINANCIAL INSTRUMENTS:
In December 2005, the Company entered into an interest rate cap agreement that is considered a derivative fmancial instrument. The purpose of the agreement is to minimize the risks associated with variable interest rates (defined as the three month LIBOR rate) on the bank term debt included in long-term obligations. The agreement stipulated that interest was to be paid at the variable interest rate. The notional amount under the agreement decreases as principal payments are made under the senior bank term debt. The agreement terminated on December 31, 2008.
At the various measurement dates (the last day of March, June, September and December) the Company will receive a partial return of the future interest payments when the variable interest rate exceeds 5.35%, “the ceiling”, and conversely will make a payment of the additional future interest when the variable interest rate falls below 4.53%, “the floor”. During the years ended December 31, 2008 and 2007 the net gain (loss) recognized as interest expense within the accompanying consolidated statements of income, as a result of this agreement, amounted to $(162,416) and $1,447, respectively.
At inception, the agreement was issued at market terms and did not have a separate fair value.
At December 31, 2008 and 2007, based on the current borrowing and variable interest rates, the fair value of the bank term debt approximates the carrying amount of the obligations.
COMMITMENTS AND CONTINGENCIES:
Operating Leases —
ARI leases office facilities in Illinois, under a lease which expires on May 31, 2014. The following is a schedule of future minimum rental payments due under this noncancellable operating lease as of December 31, 2008 for each of the years in the remaining term of the lease:

Year Ending December 31,
2009	$348,855
2010	357,845
2011	359,873
2012	347,111
2013	344,196
2014	144,994

$1,902,874

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31,2008 AND 2007
COMMITMENTS AND CONTINGENCIES: (Continued)
Operating Leases — (Continued)
The lease also requires ARI to pay for insurance, maintenance and its proportionate share of the property taxes in addition to the minimum rental payments.
Rent expense amounted to $558,675 and $481,637 for the years ended December 31, 2008 and 2007, respectively.
EMPLOYEE SAVINGS AND PROFIT SHARING PLAN:
ARI maintains a savings and profit sharing plan. Employees may contribute a percentage of their annual compensation to the Plan, limited to a maximum annual dollar amount as set periodically by the Internal Revenue Service. ARI matches a percentage of employee contributions on an annual basis.
The Plan provides for discretionary company profit sharing contributions as determined by the board of directors. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants.
The matching contribution to the Plan amounted to $312,879 and $205,754 for the years ended December 31, 2008 and 2007, respectively. In addition, discretionary profit sharing contributions amounted to $275,000 and $330,000 for the years ended December 31,2008 and 2007, respectively.
STOCKHOLDERS EQUITY:
Common stock consists of 102,000 shares authorized at $0.01 par value, of which 71,470 and 70,916 shares are issued and 21,276 and 24,304 shares were outstanding as of December 31, 2008 and 2007, respectively.
Treasury stock consists of 50,194 and 46,612 shares repurchased at a cost of $ 103,280,155 and $89,980,429 as of December 31, 2008 and 2007, respectively. During the year ended December 31, 2008 the Company repurchased 3,582 shares of its common stock at a cost of $13,299,726.
RESTRICTED STOCK PLAN:
Effective June 30, 2007 the Company adopted a Restricted Stock Plan in order to promote the long-term growth and profitability of the Company. Under this plan, the Company may issue restricted shares of its common stock to eligible employees, directors (other than designees who are employees or affiliates of TA Associates, Inc.), officers, consultants and advisors of the Company or its subsidiaries as may be selected and approved from time to time by the Board of Directors of the Company.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
RESTRICTED STOCK PLAN: (Continued)
Under the terms of the plan the Company has reserved 3,920 shares of its common stock for issuance as restricted stock granted under this plan. If any grant under the plan is forfeited, cancelled or otherwise terminated, or any shares are repurchased, then such forfeited, cancelled or repurchased shares of restricted stock shall thereafter be available for further grants under this plan.
Under the terms of the Restricted Stock Plan, the participant shall purchase the restricted stock granted hereunder for a purchase price equal to the fair market value of the restricted stock determined as provided in the plan. The participant will consummate the purchase of the restricted stock within 10 days of the grant date and upon approval of the board, be permitted to borrow from the Company an amount up to 95% of the aggregate purchase price. Any such loan will be fifty percent recourse and fifty percent non-recourse and shall bear interest at the applicable federal rate in effect at the time. The loan shall be payable on the earlier of (a) termination of the participant’s employment with the Company or it’s subsidiaries, (b) an approved sale, or (c) nine years from the date of grant and shall have such other terms and conditions as the Board shall determine. Annual interest on the participant loans will be due and payable on June 30th of each year, with up to 90% of the interest due being applied from the participants annual bonus (if any).
Participants under the plan may not sell, pledge, assign or otherwise directly or indirectly dispose of any interest in any restricted stock until, and only to the extent that, such restricted stock has vested in accordance with the terms of the plan. Following such vesting, participants may only transfer interests in accordance with the provisions of the plan.
In the event that a participant ceases to be an employee of the Company or its subsidiaries for any reason, the participant’s restricted stock shall be subject to repurchase by the company, at its option, as set forth in the plan. The restricted stock shall vest if the participant remains an employee of the Company through the vesting dates set forth below:

Percentage
of Restricted
Vesting Date	Stock Vested
Third anniversary of grant date	20%
Fourth anniversary of grant date	40%
Fifth anniversary of grant date	100%

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
RESTRICTED STOCK PLAN: (Continued)
During the year ended December 31,2007, the Company issued and sold 2,336 shares of restricted common stock for an original total purchase price of $7,601,941. As of December 31, 2007 the original notes receivable and the related interest receivable, thereon, related to the purchase of the restricted stock amounted to $7,221,844 and $167,547, respectively. These notes bear interest at 4.64%. During 2008, the Company determined that the original purchase price incorrectly overstated the fair market value of the restricted stock, consequently, the Company adjusted the original purchase price by $2,366,906. The adjustment resulted in a reduction of the original note receivable from stockholders.
During the year ended December 31, 2008, the Company issued and sold 554 shares of additional restricted common stock for a total purchase price of $1,700,000 in exchange for notes receivable amounting to $1,615,000 and cash of $85,000. These notes bear interest at 3.20%.
As of December 31,2008, the notes receivable and the related interest receivable, thereon, relating to the purchases of restricted stock amounts to $6,220,029 and $134,385, respectively.
STOCK WARRANTS:
At December 31, 2008, the Company had outstanding stock warrants entitling the holder the right to purchase 26,084 shares of the Company’s common stock at $1,932.56 (fair market value at date of issuance) per share. The warrants may be exercised beginning November 2010 and expire in October 2015. The issued warrants had a value of $ 1,231,800 which has been included in additional paid in capital and has been reflected as a reduction of long-term debt.
RESTATEMENTS:
The accompanying consolidated financial statements for 2007 have been restated to correct an error made to the original purchase price of restricted stock issued during the year ended December 31, 2007 as previously disclosed. The effect of the restatement was to decrease notes receivable from stockholders and paid in capital by $2,366,906. The error had no effect on consolidated net income for 2007.